Zones, Inc. Announces End of Additional "Go-Shop" Period With No Additional Takeover Proposals Received

AUBURN, WA -- 12/02/2008 -- Zones, Inc. (the "Company," or "Zones"™) (NASDAQ: ZONS) announced today the conclusion of the additional "go-shop" period contemplated by the amended merger agreement between Zones and Zones Acquisition Corp., a Washington corporation owned by Firoz Lalji, the Company's Chief Executive Officer, Chairman of the Board and majority shareholder. During the additional go-shop period, Zones was permitted to initiate, solicit, encourage and enter into and maintain discussions or negotiations regarding competing takeover proposals. The Company was assisted in this process by Cascadia Capital, LLC, the independent financial advisor to the special committee of the Zones Board of Directors.

During the additional go-shop period, Cascadia Capital, LLC contacted six potential transaction partners, none of which expressed interest in pursuing a transaction likely to lead to a takeover proposal as an alternative to the transaction contemplated by the amended merger agreement. As a result, no party has qualified as an excluded party under the terms of the amended merger agreement, and the amended merger agreement now restricts the Company's ability to, among other things, solicit or engage in negotiations regarding competing takeover proposals.

In light of the conclusion of the additional go-shop period and the absence of any excluded party, and unless Zones receives an unsolicited superior proposal prior to obtaining shareholder approval for the merger, Zones intends to continue working with Zones Acquisition Corp. to complete the merger in a timely manner, subject to satisfaction of the conditions set forth in the amended merger agreement.

About Zones, Inc.

Zones, Inc. is a single-source direct marketing reseller of name-brand information technology products to the small-to-medium-sized business market, enterprise accounts and public sector accounts. Zones sells these products through outbound and inbound account executives, a national field sales force, catalogs and the Internet. Zones offers more than 150,000 products from leading manufacturers including Adobe, Apple, Avaya, Cisco, HP, IBM, Kingston, Lenovo, Microsoft, NEC, Nortel Networks, Sony, Symantec and Toshiba.

Incorporated in 1988, Zones, Inc. is headquartered in Auburn, Washington. Buying information is available at http://www.zones.com, or by calling 800-258-2088. The Company's investor relations information can be accessed online at www.zones.com/IR.

Forward Looking Statements

This press release may contain statements that are forward-looking. These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. These risk factors include, without limitation, the effect of fluctuating or unfavorable economic conditions on IT purchasing trends and price competition, and Zones' ability to appropriately react to those changing conditions; the inherent uncertainties involved in projections of financial results, which are, at best, estimations of future performance and are significantly more unreliable in times of economic turbulence; future growth; account executive hiring and productivity; increased expenses of being a public company; pressure on margin; competition; state tax uncertainties; rapid technological change and inventory obsolescence; reliance on vendor relationships; dependence on personnel; potential disruption of business from information systems failure; reliance on outsourced distribution; variations in gross profit margin percentages due to vendor programs and credits, product and customer mix, pricing strategies, and economic conditions; the occurrence of any event, change or other circumstances that could give rise to the termination of the amended merger agreement for the going-private transaction; the inability to complete the going-private transaction due to the failure to obtain the company shareholder approval or the special shareholder approval described in the proxy statement and the proxy statement supplement related to the merger or the failure to satisfy other conditions to consummation of the merger; the failure to obtain the necessary debt and equity financing for the merger; the failure of the merger to close for any other reason; and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

Information about the Previously Announced Merger and Where to Find It

In connection with the proposed merger, Zones has filed a definitive proxy statement, a proxy statement supplement and related materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND THE PROXY STATEMENT SUPPLEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement, proxy statement supplement and other documents filed by Zones at the Securities and Exchange Commission's website at http://www.sec.gov. The definitive proxy statement, proxy statement supplement and such other documents may also be obtained for free from Zones by directing such request to Zones, Inc., 1102 15th Street SW, Suite 102, Auburn, Washington 98001, Attention: Investor Relations; Telephone (253) 205-3000.

Zones and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information regarding the interests of Zones' participants in the solicitation is included in the definitive proxy statement and proxy statement supplement.

Contact:
Ronald McFadden
Zones, Inc.
Chief Financial Officer
253-205-3000